ACCOUNTANT'S CONSENT

                                                    Exhibit 23(b)

                   CONSENT OF ERNST & YOUNG LLP

     We consent to the incorporation by reference in this Registration Statement (form S-8 No. 333-00000) pertaining to the 1997 Employee Stock Purchase Plan of JW Charles Financial Services, Inc. for the registration of 400,000 shares of its common stock, of our report dated March 3, 1995 with respect to the consolidated financial statements of JW Charles Financial Services, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

West Palm Beach, Florida
January 20, 1998